EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (No.'s 333-102025, and 333-104593) of Imaging Technologies Corporation of our report dated October 10, 2001 appearing in the June 30, 2003 Annual Report of this Form 10-K.

/s/  BOROS  &  FARRINGTON  APC
BOROS  &  FARRINGTON  APC
San  Diego,  California

November  12,  2003